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                                                                EXHIBIT 99.2


                                ESCROW AGREEMENT


     This ESCROW AGREEMENT is made and entered into as of the ____ day of ____________, 2003, by and among CITIZENS FIRST CORPORATION, a Kentucky corporation (the "Corporation"), BANK ONE TRUST COMPANY, a Kentucky corporation, (the "Escrow Agent") and WINEBRENNER CAPITAL PARTNERS, LLC, a Kentucky limited liability company (the "Marketing Agent").

         WITNESSETH:

     WHEREAS, the Corporation proposes to offer (the "Offering") and sell through the Marketing Agent shares (the "Shares") of Common Stock of the Corporation at an approximate price of $_______ per Share; and

     WHEREAS, the subscribers to such Shares (the "Subscribers") will execute a Subscription Agreement, a copy of which is attached hereto as Exhibit A, and such agreement provides that the subscription funds (the "Subscription Amounts") received from the Subscribers for the Shares shall be held in escrow until acceptance of such subscriptions by the Corporation, at its discretion.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein set forth, and in consideration of the purchase of the Shares by the Subscribers, do hereby covenant and agree as follows:

   1. The Corporation hereby appoints the Escrow Agent to serve as the escrow agent for the Offering and the Escrow Agent agrees to serve in that capacity, pursuant to the terms of this Escrow Agreement.

   2. The Escrow Agent shall at times maintain a record of all subscriptions and amounts deposited in escrow (such amount being hereinafter referred to as the "Escrow Fund"). Such records and accounts shall be available at all times for inspection, examination and reproduction by the Corporation and/or the Marketing Agent. At the close of business on Friday of each week during the term of this Agreement, the Escrow Agent shall prepare and deliver to the Corporation and the Marketing Agent a list of all Subscribers and the amount of funds received by the Escrow Agent by 12 noon (E.S./D.S.T. of such date). The list shall be sorted by alphabetical order of the last name of the Subscriber, shall reflect the date on which the checks or other payments were received by the Escrow Agent, shall reflect the amount of the investment, and shall indicate the current total amount of investment by all Subscribers. In the event there has been no change from the previous week, the Escrow Agent shall submit a report so indicating. The Escrow Agent shall send to the Marketing Agent a duplicate of all reports made to the Corporation under this paragraph.


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   3.  All Subscription Amounts delivered to the Escrow Agent shall be deposited in a special trust account, and shall be invested by the Escrow Agent, at the written direction of the Corporation, as soon as practicable after the clearance of the Subscriber's check or the availability of good funds from the Subscriber, in short-term United States government securities, FDIC-insured bank deposits, or other such investments as the Corporation
       shall  determine,   provided  that  such  other   investments   shall  be
       investments permissible under Rule 15c2-4 under the Securities Exchange Act of 1934, but not in corporate equity or debt securities, banker's acceptances, commercial paper, municipal securities, money market funds, or non-United States government repurchase agreements. All interest and other sums earned on the Escrow Fund shall be treated by the Escrow Agent as part of the Escrow Fund, subject to the terms and conditions of this Agreement, and shall be paid to the Corporation upon the distribution or return of the Escrow Fund.

       The Escrow Fund shall be invested only as permissible under Rule 15c2-4 of the Securities Exchange Act of 1934. The principal from the Escrow Fund shall not be at risk and liquidity shall be maintained at all times in accordance with SEC Rule 15c2-4 and NASD Notice to Members 84-7.

   4. If the Corporation at any time during the term of the Offering directs the Escrow Agent in writing to return to any Subscriber amounts in the Escrow Fund provided by that Subscriber, the Escrow Agent shall remit to such Subscriber the amount delivered by the Marketing Agent on such Subscriber's behalf, without interest from the Escrow Fund. The Escrow
       Agent shall not be required to distribute such funds unless the Corporation's instructions include the name and address of the Subscriber, and the date that the funds were delivered to the Escrow Agent. If the Escrow Agent returns any amounts to the Subscribers, a fee of $____ per subscriber shall be charged. Funds returned to the Subscriber(s) shall be paid directly to each/the Subscriber(s), and not through the Corporation.

   5. The Escrow Fund shall be released by the Escrow Agent to the Corporation only when the Marketing Agent has delivered a certificate to the Escrow Agent stating that all closing conditions under the Sales Agency Agreement between the Marketing Agent and the Corporation (the "Sales Agency Agreement") have been complied with or waived (the "Marketing Agent's Certificate"). If more than one date is applicable for the distribution of the Escrow Fund to the Corporation and the Marketing Agent, the Marketing Agent shall be paid commissions, as proportionate to the distribution and in accordance with the Sales Agency Agreement, on each such date, subject to the terms and conditions contained in this Agreement. Upon the receipt from time to time of the Marketing Agent's Certificate and written instructions from the Corporation and the Marketing Agent specifying the amount of the Escrow Fund to be paid to the Marketing Agent as commissions and the net proceeds of the Offering to be paid to the Corporation, in


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       accordance with the terms of the Sales Agency Agreement, the Escrow Agent shall release the Escrow Fund as follows:

               A. the Escrow Agent shall pay to the Marketing Agent the commissions specified in the written instructions from the Corporation and the Marketing Agent; and
               B. the Escrow Agent shall pay to the Corporation the net proceeds of the Offering, including any earnings on the Escrow Fund.

       In the event that the Escrow Agent does not receive the Marketing Agent's Certificate or a written notice of extension of the Offering from the Corporation or the Marketing Agent by the close of business on ___________, 2003, or in the event that the Corporation or the Marketing Agent provides written notice of termination of the Offering prior to the closing of the sale of the Shares in the Offering, the Escrow Agent shall promptly liquidate the Escrow Fund and return the Escrow Fund, excluding earnings thereon, to the Subscribers. In the event that the Offering is extended but the Escrow Agent does not receive the Marketing Agent's Certificate by the earlier of the expiration of the extended Offering or ________________, 2003, the Escrow Agent shall promptly liquidate the Escrow Fund and return the Escrow Fund, excluding earnings thereon, to the Subscribers. In the event that the Escrow Agent is required to return the Escrow Fund to the Subscribers, the Escrow Agent shall return to each Subscriber the amount delivered by the Marketing Agent on such Subscriber's behalf, without interest. There shall be a fee of $_____ per Subscriber. Any earnings remaining following termination of the Escrow Fund shall be distributed to the Corporation upon termination of the Escrow Fund.

   6.  It is understood and agreed that the Escrow Agent shall:

   a) be under no duty to enforce payment of any check, draft, or other document which is to be delivered to or held by it hereunder;

   b) be protected in acting upon any notice, request, certificate, approval, consent or other paper believed by it to be genuine and to be signed by proper party or parties;

   c) be indemnified by the Corporation against any claim made against it by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss it may sustain in carrying out the terms of this Agreement, including the reasonable fees of counsel, except such claims or losses which arise out of or are occasioned by its bad faith, gross negligence or misconduct, and such indemnification shall survive the resignation or removal of the Escrow Agent or termination of this Agreement;


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   d)  be  permitted  to consult with counsel of its choice and the Escrow Agent shall not be liable for any action taken, suffered or permitted by it in accordance with the advise of such counsel; provided, however, that nothing contained in this paragraph 6(d), nor any action taken by the Escrow Agent, or suffered or omitted by it in accordance with the advice of such counsel, shall relieve the Escrow Agent from liability for any claim or losses which arise out of or are occasioned by its bad faith, gross negligence or misconduct, all as provided in paragraph 6(c) hereof;

   e) not be bound by any modification, amendment, termination, cancellation, rescission or supersession of the Agreement, unless the same shall be in writing and signed by all of the parties hereto;

   f) be entitled to refrain from taking any action other than to keep all funds deposited with it and documents held by it in escrow until it shall be directed otherwise in writing by the Corporation and by the Marketing Agent or by a final non-appealable order or judgment of a court of competent jurisdiction, if it shall be uncertain concerning its duties or rights hereunder or shall have received instructions, claims or demands from the Corporation or Subscribers which, in its opinion, are in conflict with any of the provisions of this Agreement;

   g) have no liability for following the instructions herein contained or expressly provided for, or written instructions given by the Corporation and/or Marketing Agent;

   h) have the right, at any time to resign hereunder by giving written notice of its resignation to the Corporation and the Marketing Agent at least thirty (30) days prior to the date specified for such resignation to take effect and, upon the effective date of such resignation, all funds held by the Escrow Agent shall be delivered by it to such person as may be designated in writing by the Corporation and the Marketing Agent;
       whereupon, the Escrow Agent's obligations hereunder shall cease and terminate. If no such person has been so designated by such date, all obligations of Escrow Agent shall nevertheless, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all funds and documents then held by it and to deliver the same to a person designated by the Corporation and Marketing Agent or in accordance with a final order or judgment of a court of competent jurisdiction;

   i) have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein;

   j) be under no obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as applicable, from the Corporation regardless of whether such party is exempt from reporting or


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       withholding  requirements  under the Internal  Revenue  Code of 1986,  as amended; and

   k) have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Subscription Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS AGREEMENT, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

   7. This Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. Upon release of the amounts in the Escrow Fund pursuant to Paragraph 5, this Agreement shall terminate and the Escrow Agent shall be released from all duties hereunder.

   8. Unless and until the Escrow Funds are delivered to the Corporation under Paragraph 5, it is specifically recognized and agreed that the Corporation shall not have any right, title, or interest in such Escrow Funds; it being the intention of the parties hereto that the Escrow Funds shall not be subject to claims against the Corporation, or any affiliate unless and until the Corporation issues Shares and contingencies are met, as aforesaid, and this Agreement is terminated.

   9. For its services as the Escrow Agent hereunder, the Corporation shall pay to the Escrow Agent a fee of $_________. The Corporation also agrees to be solely responsible for the payment of any additional fees charged by the Escrow Agent contained herein, such as, but not limited to, the fee to return funds to Subscribers. No fee paid by the Corporation to the Escrow Agent shall be paid out of or chargeable to the funds on deposit in the Escrow Account until such time as all contingencies have been met, as herein indicated in this Agreement.

   10. Any payments of income from this Agreement may be subject to withholding regulations then in force with respect to United States taxes. The Escrow Agent shall report to the Internal Revenue Service, as of each calendar year-end, and to


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       the  Corporation as applicable,  all income earned from the investment of any sum held in the Escrow Fund, as and to the extent required under the provisions of the Internal Revenue Code of 1986,as amended, and the regulations promulgated thereunder (the "Code").

   11. This Agreement shall terminate on the completion of the directions contained herein.

   12. This Agreement may be amended at any time by a written document signed by all parties hereto.

   13. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

   14. This Agreement is being made in and is intended to be construed according to the laws of the Commonwealth of Kentucky. It shall inure to and be binding upon the parties hereto, their successors and assigns. The terms of the Agreement shall commence with the date hereof and shall continue until the Escrow Funds are disposed of under Paragraph 5.

   15. Each party agrees to waive any argument of lack of personal jurisdiction or forum non conveniens with respect to any claim or controversy arising out of or relating to this Agreement and consents to the exclusive jurisdiction of courts located in Jefferson County, Kentucky with respect to all matters relating to or referred in this Agreement.

   16. All notices, requests, demands and other communications hereunder, shall be deemed to have been duly given if delivered or mailed, certified or registered mail, with postage prepaid:

   a)  if to the Corporation:

                         Citizens First Corporation
                         1805 Campbell Lane
                         Bowling Green, Kentucky 42104
                         Attn: Mary Cohron, President

   b)  if to the Escrow Agent:

                         Bank One Trust Company
                         416 West Jefferson Street
                         Louisville, Kentucky 40202

   c)  if to the Marketing Agent:


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                         Winebrenner Capital Partners, LLC
                         2300 Greene Way, Suite 200
                         Louisville, KY  40220-4009
                         Attn:  Earl G. Winebrenner, III

       or to other person and place as any party shall designate to the other in writing.

   17. Any banking association or bank into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any bank resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or bank to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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       IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be executed as of the date first herein above written.

                                            CITIZENS FIRST CORPORATION


                                            By:__________________________

                                            Title:________________________


                                            BANK ONE TRUST COMPANY


                                            By:__________________________

                                            Title:________________________


                                            WINEBRENNER CAPITAL PARTNERS, LLC


                                            By: __________________________

                                            Title:_________________________